                                                                   EXHIBIT 10.14


                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of February 27, 2001 by and between HeadHunter.NET, Inc., a corporation organized under the laws of the State of Georgia (the "Borrower"), and Omnicom Finance, Inc., a corporation organized under the laws of the State of Delaware (the "Lender").

                                     RECITAL

         This Agreement amends, restates and supercedes the Credit Agreement, dated as of July 19, 2000 (the "Prior Agreement"), between Borrower and Lender.

                             ARTICLE I - DEFINITIONS

         Section 1.01  Definitions.  For the purposes of this Agreement:

         "Acceptable Equity Issuance" means a public offering by Borrower of Borrower's securities registered on a registration statement filed with the Securities and Exchange Commission in which the gross cash proceeds to Borrower are at least $30.0 million; provided, however, that any offering to Borrower's employees, directors and consultants registered on Form S-8 or any business combination registered on Form S-4 shall not be deemed to be an Acceptable Equity Issuance.

         "Applicable Conversion Price" shall mean, except as otherwise set forth herein, the then applicable Conversion Price, not to exceed $8.55 per share.

         "Applicable Interest Conversion Price" shall mean the applicable price determined as follows for the periods specified (such periods, "Interest Prepayment Periods") (i) for the interest prepayment period commencing on April 1, 2001 and ending on March 31, 2002, $7.125 per share, (ii) for the interest prepayment period commencing on April 1, 2002 and ending on March 31, 2003, 90% of the Conversion Price as defined herein except that the reference period for this purpose will be the ten trading day period ending on March 31, 2002, (iii) for the interest prepayment period commencing on April 1, 2003 and ending on March 31, 2003, 90% of the Conversion Price as defined herein except that the reference period for this purpose will be the ten trading day period ending on March 31, 2003, and (iv) for the interest prepayment period commencing on April 1, 2004 and ending on June 30, 2004, 90% of the Conversion Price as defined herein except that the reference period for this purpose will be the ten trading day period ending on March 31, 2004.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators of any jurisdiction.

         "Applicable Rate" means the interest rate charged by Lender to United States Subsidiaries of Omnicom Group Inc. ("OMC US Subs") for short-term borrowings as in effect from time to time, which rate is currently calculated based on the 30-day commercial paper rate placed through dealers as published for the last Business Day of each month in the Wall Street Journal in the "MONEY RATES" column plus 110 basis points, provided, that such method of calculation may be changed by Lender in its sole discretion as long as Borrower is charged no greater rate than the rate charged by Lender to OMC US Subs from time to time; provided, further however, that for purposes of Section 2.04(c) hereof, the "Applicable Rate" for, if applicable, March 2001 and the year ended March 31, 2002, shall mean 6.65%. Any calculation of the Applicable Rate will be made on the basis of a 360-day year with 12 30-day months.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta and New York City are authorized or required to close.

         "Cash Merger" means the (i) merger, consolidation or other business combination transaction of Borrower with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by the stockholders of Borrower immediately prior to such event) or (ii) sale or transfer of all or substantially all of the properties and assets of Borrower and its Subsidiaries, in each case unless the consideration paid in such merger, consolidation, business combination transaction or property and asset sale or transfer consists solely of equity securities of the acquiring Person.

         "Common Stock" means the common stock, par value $0.01 per share, of Borrower, or any other capital stock that has the right to vote generally for directors of Borrower.

         "Conversion Price" shall mean the average of the daily volume weighted average prices (based on a trading day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the shares of Common Stock are then listed for trading) as reported by Bloomberg Financial LP using the AQR function (the "Market Price") for the ten trading days ending (a) on the last trading day prior to the date such Conversion Notice was delivered to Borrower (the "Conversion Measurement Date") or (b) on the Conversion Acceptance Date (as defined below) in the event that the Market Price has declined between the Conversion Measurement Date and the date upon which Lender receives a notice from Borrower that it has elected to accept the conversion and not deliver a Conversion Blockage Notice or, if Lender does not receive any such notice within five Business Days of the date on which the Conversion Notice is given, on the close of business on that date (either such date, as applicable, the "Conversion Acceptance Date").

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "Event of Default" means any of the events specified in Section 8.01.


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

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

                  (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), but shall not include commercial letters of credit or letters of credit issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities to self-insure under applicable worker's compensation statutes and to landlords in connection with real property lease obligations) prior to the time of a drawing that gives rise to a reimbursement obligation,

                  (iv) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, and

                  (v) all Indebtedness of other Persons to the extent such Person has any primary or secondary payment obligation (whether fixed or contingent and whether arising under a guaranty, an instrument or a promise of any kind).

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, Indebtedness or other similar instruments issued by such Person.


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

         "Loan Documents" means this Agreement, the Note, and any other document or instrument executed and delivered by Borrower or Lender in connection herewith or therewith.

         "Material Adverse Effect" means (a) with respect to Borrower, a materially adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations or performance of Borrower, or (ii) the ability of Borrower to perform its obligations under any Loan Document to which it is a party and (b) with respect to Lender, a materially adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations or performance of Lender or (ii) the ability of Lender to perform its obligations under any Loan Document to which it is a party.

         "Maturity Date" means the earliest to occur of (i) June 30, 2004, (ii) ten Business Days after the closing of an Acceptable Equity Issuance, (iii) the date on which the Loan comes due pursuant to any provision hereof, and (iv) the closing of a Cash Merger.

         "Net Proceeds" means, in respect of an Acceptable Equity Issuance, the aggregate amount of all cash received by Borrower in respect of such Acceptable Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by Borrower in connection with such Acceptable Equity Issuance.

         "Note" means the promissory note of Borrower in favor of Lender dated July 19, 2000 for an aggregate principal amount of $10,000,000.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA.

         "Post-Default Rate" means a rate per annum equal to two percent (2.0%) plus the Applicable Rate as in effect from time to time.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

         "Threshold Price" shall mean (i) for the period from the date of this Agreement to and including September 30, 2001, $7.125 per share and (ii) from and after October 1, 2001, $6.00 per share.


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

References in this Agreement to "Sections", "Articles", and "Exhibits" are to sections, articles, and exhibits herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern standard time.


                                ARTICLE II - LOAN

         Section 2.01. Loan. On August 23, 2000, Lender made a loan (the "Loan") to Borrower in an aggregate principal amount equal to Ten Million Dollars ($10,000,000).

         Section 2.02. Repayment of Loan. Borrower shall repay the aggregate outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due and payable under the Loan Documents (such amounts collectively, "Loan Obligations"), in full on the Maturity Date. In the event of any breach by Lender of (1) the representations and warranties contained in Article V of this Agreement or (2) the covenants contained in
Article VII of this Agreement, the obligation of Borrower to repay hereunder shall not be affected and Borrower shall have no right to withhold repayment of any Loan Obligations upon any such breach.

         Section 2.03.  Prepayments.

         (a) Voluntary. Borrower may prepay the Loan (in whole or in part) at any time without premium or penalty. Borrower shall give Lender at least three Business Days (and by 11:00 am on such third Business Day) prior written notice (such notice, a "Prepayment Notice") of the prepayment of the Loan. Upon receipt of such Prepayment Notice (which shall be irrevocable) Borrower shall be obligated to make the prepayment on the date and in the principal amount specified in such Prepayment Notice, together with all accrued and unpaid interest thereon (unless interest for such period has been prepaid as provided in Section 2.04(b)), except to the extent Lender has exercised its conversion rights under this Agreement prior to actual receipt of such prepayment and as to which Borrower has not delivered a Conversion Blockage Notice in accordance with
Section 2.07(a). Such prepayments may only be made on a Business Day.


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

         (b) Mandatory. Borrower shall apply Net Proceeds of an Acceptable Equity Issuance to repay in full all Loan Obligations (unless interest for such period has been prepaid as provided in Section 2.04(b)), within ten Business Days of receipt of such Net Proceeds. Such a prepayment shall be made on a Business Day upon at least ten Business Days prior notice (by 11:00 am on such Business Day). Such Prepayment Notice shall not restrict Lender from exercising its conversion rights under this Agreement prior to actual receipt of such prepayment.

         Section 2.04.  Rates and Payment of Interest on the Loan.

         (a) Rate Generally; Default Rate. Borrower promises to pay to Lender interest on the unpaid principal amount of the Loan for the period from and including the date of the making of the Loan to but excluding the date the Loan shall be paid in full, at a per annum rate equal to the Applicable Rate. Notwithstanding the foregoing, during the continuance of an Event of Default, Borrower shall pay to Lender interest at the Post-Default Rate on the outstanding principal amount of the Loan and on all other amounts payable by Borrower hereunder. Interest payable at the Post-Default Rate shall be payable from time to time on demand by Lender.

         (b) Payment of Interest. Accrued interest on the Loan shall be payable quarterly on the seventh Business Day of March, June, September and December in each year, for any quarterly period prior to February 28, 2001 and on the seventh Business Day of April, July, October and January for each quarterly period beginning with the second calendar quarter of 2001, provided, however, that if Borrower fails to elect to pay interest for the month of March 2001 in Common Stock in lieu of cash as permitted under Section 2.04(c), on or prior to April 10, 2001 Borrower will pay to Lender interest for the month of March at the Applicable Rate.

         (c) Prepayment of Interest. Notwithstanding anything in this Agreement or the Note to the contrary, Borrower may prepay all interest that may accrue on the Loan for any Interest Prepayment Period (assuming for purposes of determining the amount of such prepayment that interest will continue to accrue for such period at the then Applicable Rate on the entire unpaid principal amount of the Loan as of the date of such payment) (the aggregate amount of such interest, the "Gross Prepaid Interest Amount") by issuing to Lender that number of fully paid and non-assessable shares of Common Stock (rounded down to the nearest 100 shares) equal to the quotient of (i) the Gross Prepaid Interest Amount divided by (ii) the then Applicable Interest Conversion Price. Such prepayments may only be made during the first ten Business Days of any applicable Interest Payment Period, provided, however, that notwithstanding any other provision hereof, for the Interest Prepayment Period ending March 31, 2002 (the "First Prepayment Period"):

                  (1) such prepayment must be made on or prior to March 30, 2001; and

                  (2) at the option of Borrower, interest for the month of March 2001 may be paid in Common Stock in lieu of cash at an Applicable


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

                           Conversion Price equal to $7.125 per share as herein contemplated for any Interest Prepayment Period in which event, notwithstanding any other provision hereof and without duplication of payment, the Gross Prepaid Interest Amount for the First Prepayment Period will be increased by $55,416.67 and, if Borrower so elects to pay interest for March 2001 in Common Stock as herein contemplated, it will have no further obligation to pay interest in respect of March 2001.

         Section 2.05. Payments. Unless otherwise set forth herein, all payments to Lender shall be made by Borrower in United States dollars in immediately available funds free and clear and without deduction for any set-off, counterclaim, levy, withholding or any other deduction of any kind not later than 2:00 p.m. on the due date thereof in accordance with written payment instructions provided by Lender to Borrower from time to time. Interest shall be computed on the basis of a year of 360 days and actual days elapsed.

         Section 2.06. Usury. In no event shall the amount of interest due or payable on the Loan exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Borrower not pay and Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under Applicable Law.

         Section 2.07.  Conversion Right.

         (a)      Conversion Notice. Subject to (i) Section 2.07(b) below and
(ii) the right of Borrower to notify (a "Conversion Blockage Notice") Lender within five Business Days of Borrower's receipt of the Conversion Notice that it has elected (which election will be irrevocable if and when made) to prepay all or any portion of the principal and interest for which Lender has exercised its conversion rights pursuant to Section 2.03, at any time after July 1, 2001, Lender will have the right, exercisable at any time on or before the Maturity Date and by written notice to Borrower (such notice, a "Conversion Notice"), to convert all or any portion of the then unpaid principal and any unpaid interest that is due and payable on the Note (to the extent not previously converted into Common Stock) into that number of fully paid and nonassessable shares of Common Stock (rounded down to the nearest 100 shares) equal to the quotient of (i) the aggregate amount of principal and interest specified in such Conversion Notice (such amount, the "Conversion Amount") divided by (ii) the then Applicable Conversion Price. The Conversion Notice shall specify the Conversion Amount and the then Applicable Conversion Price. If, after receipt by Borrower of a Conversion Notice, Borrower delivers to Lender a Conversion Blockage Notice, Borrower shall prepay the Conversion Amount specified in the Applicable Conversion Notice in cash within 10 Business Days after the delivery of such Conversion Blockage Notice.


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

         (b) Limitation on Conversion Amount. In the event the Applicable Conversion Price specified in the Conversion Notice is less than the Threshold Price, the Conversion Amount for which Lender may exercise its conversion rights pursuant to this Section 2.07 shall not exceed the following amounts during the period set forth below, together with any amount for any prior period for which Lender has not previously exercised its conversion rights:

           Date of Borrower's Receipt of
                 Conversion Notice                             Amount
           -----------------------------                       ------
         July 1, 2001 to and including
           September 30, 2001                                 $  750,000
         October 1, 2001 to and including
           December 31, 2001                                  $1,000,000
         January 1, 2002 to and including
           March 31, 2002                                     $1,250,000
         April 1, 2002 to and including
           June 30, 2002 and any calendar
           quarter thereafter                                 $1,500,000

         (c) Delivery of Shares. Borrower shall deliver a certificate or certificates for shares of its Common Stock issuable upon the exercise of its conversion rights pursuant to this Agreement or shall cause a book entry to be recorded on its books or of the Depositary Trust Company or other appropriate Person reflecting the ownership of such Common Stock as soon as practicable after receipt by Borrower of the Conversion Notice, and in any event within 10 Business Days of Borrower's receipt of the Conversion Notice; provided, however, that the person or persons to whom such certificates are issuable shall be considered the holder of record of the shares of Common Stock as of the date six Business Days after Borrower's receipt of such Conversion Notice unless, during such period, a Conversion Blockage Notice has been delivered by Borrower.


                       ARTICLE III - CONDITIONS PRECEDENT

         Section 3.01. Conditions Precedent. Upon the execution and delivery of this Agreement by the parties hereto and receipt by Lender of the following documents duly executed and delivered by the parties hereto:

                  (i) An Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit A;


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

                  (ii) An Amended and Restated Shareholders' Agreement, in the form attached hereto as Exhibit B;

                  (iii) An Amendment No. 1 to the Shareholder Protection Rights Agreement, in the form attached hereto as Exhibit C; and

                  (iv) Copies certified by the Secretary or Assistant Secretary of Borrower of the corporate action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party, the issuance of Common Stock pursuant to this Agreement and the reservation for issuance of a sufficient number of shares of Common Stock as required to provide for the exercise of the conversion rights provided for in this Agreement;

this Agreement will become operative and will amend, restate and supercede the Prior Agreement in its entirety.


             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BORROWER

         Section 4.01. Representations and Warranties. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of the Note as follows:

         (a) Organization; Power; Qualification. Borrower is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified would have a Material Adverse Effect on Borrower.

         (b) Authorization of and Enforceability of Loan Documents. Borrower has the right, authority and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party (and to borrow the Loan and issue shares of Common Stock as required to provide for the exercise of conversion rights provided for in this Agreement) in accordance with their respective terms. The Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by the duly authorized officers of Borrower, and each is a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.


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

         (c) Conversion Stock. Borrower has taken all necessary corporate action to reserve a sufficient number of shares of Common Stock as required to provide for the exercise of conversion rights provided for in this Agreement. The shares of Common Stock issued in accordance with this Agreement will, when so issued, be duly authorized, validly issued, fully paid and nonassessable, listed on the NASDAQ, and will be issued to Lender, free of any lien or other statutory or contractual preemptive right or right of first refusal.

         (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which Borrower is a party in accordance with their respective terms, the borrowings hereunder and the issuance of shares of Common Stock as required to provide for the exercise of conversion rights provided for in this Agreement do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to Borrower, which if not obtained or violated would have a Material Adverse Effect on Borrower; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its respective properties is bound; or (iii) result in the creation or imposition of any lien or security interest on any of the assets of Borrower.

         (e) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of Borrower, threatened) against or in any other way relating adversely to or affecting Borrower in any court or before any arbitrator of any kind or before or by any other governmental authority which, if adversely determined, would have a Material Adverse Effect on Borrower.

         (f) Compliance with Law; Governmental Approvals. Borrower is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to Borrower except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Borrower.

         (g) Capitalization. As of February 26, 2001, the Company had 20,279,021 shares of Common Stock issued and outstanding.

              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF LENDER

         Section 5.01. Representations and Warranties. Lender represents and warrants to Borrower as of the date of this Agreement and the date of the Note as follows:

         (a) Organization; Power; Qualification. Lender is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified would have a Material Adverse Effect on Lender.


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

         (b) Authorization and Enforceability of Loan Documents. Lender has the right, authority and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms. The Loan Documents to which Lender is a party have been duly executed and delivered by the duly authorized officers of Lender, and each is a legal, valid and binding obligation of Lender enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         (c) Compliance of Agreement, Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which Lender is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to Lender, which if not obtained or violated would have a Material Adverse Effect on Lender; or (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or the bylaws of Lender, or any indenture, agreement or other instrument to which Lender is a party or by which it or any of its respective properties is bound.

         (d) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of Lender, threatened) against or in any other way relating adversely to or affecting Lender in any court or before any arbitrator of any kind or before or by any other governmental authority which, if adversely determined, would have a Material Adverse Effect on Lender.

         (e) Compliance with Law; Governmental Approvals. Lender is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to Lender except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, have a Material Adverse Effect on Lender.

         (f) Funding Sources. None of the funds used by Lender to finance the Loan include assets of any Plan, other than a Plan exempt from the coverage of ERISA.


                       ARTICLE VI - COVENANTS OF BORROWER

         For so long as any portion of the Loan remains unpaid, or this Agreement is in effect, Borrower shall comply with the following covenants:

         Section 6.01. Preservation of Corporate Existence and Similar Matters.
(a) Borrower shall preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain


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

qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses require such qualification or authorization and where the failure to be so qualified would reasonably be likely to have a Material Adverse Effect on Borrower.

         (b) Borrower shall not merge into, or consolidate with, another legal entity, or effect any other transaction in which Borrower Common Stock is converted into cash, securities or other property unless, prior thereto or immediately thereafter, (i) all Loan Obligations shall have been discharged in full (and, in such event, a Prepayment Notice shall not be required) or (ii) (x) proper provision shall have been made so that, following such transaction, upon conversion of the Loan in accordance with Section 2.07 hereof the holder of the Loan shall be entitled to the same consideration to which it would have been entitled had it converted the Loan immediately prior to the record date for such transaction and (y) the surviving or resulting entity shall have executed an agreement reasonably satisfactory to the holder of a majority of the principal amount of the Loan assuming all of Borrower's obligations hereunder.

         Section 6.02. Compliance with Applicable Law. Borrower shall comply with all Applicable Law, including the obtaining of all Governmental Approvals, except where non-compliance would not reasonably be likely to have a Material Adverse Effect on Borrower.

         Section 6.03. Maintenance of Property. Borrower shall protect and preserve all of its properties, and maintain in good repair, working order and condition all of its respective tangible properties, ordinary wear and tear excepted.

         Section 6.04. Use of Proceeds. Borrower shall use the proceeds of the Loan for general corporate purposes.

         Section 6.05. Inspection of Books, Records, Properties. Borrower shall allow Lender, during normal business hours and following reasonable prior written notice, to inspect the books, records and properties of Borrower and to discuss the business and financial affairs of Borrower with representatives of Borrower, including, without limitation, Borrower's public accountants.

         Section 6.06. Information. Borrower shall, from time to time, deliver to Lender such data, certificates, reports, statements, documents or further information regarding the business, properties, condition (financial or otherwise), results of operations or performance of Borrower as Lender may reasonably request in writing.

         Section 6.07. Acceptable Equity Issuance. Borrower shall notify Lender promptly of the closing of an Acceptable Equity Issuance.

         Section 6.08. Notice of Default. Immediately upon the happening of any condition or event which constitutes an Event of Default, Borrower shall furnish Lender with written notice specifying the nature and period of existence thereof and the action being taken or proposed to be taken with respect thereto.

         Section 6.09. Insurance. Borrower shall maintain insurance policies and programs of a type and in amounts that are customary and appropriate for businesses similar to the business in which it is engaged.

         Section 6.10.  Financial Statements.  Borrower shall furnish to Lender:

         (a) at the same time as filed with Borrower's Annual Report on Form 10-K for each fiscal year of Borrower, (1) a copy of the audited consolidated balance sheet of Borrower and its subsidiaries as at the end of such year and the related audited consolidated financial statements of income for such year, setting forth in each case in comparative form the figures for the immediately preceding year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing and (2) a compliance certificate containing all information and calculations necessary for determining compliance with the financial covenant contained in Section 6.13 hereof as of the last day of such fiscal year; and

         (b) at the same time as filed with Borrower's Quarterly Report on Form 10-Q for each of the first three fiscal quarterly periods of each fiscal year of Borrower, (1) the unaudited consolidated balance sheet of Borrower and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the Chief Financial Officer of Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the omission of footnotes) and (2) a compliance certificate containing all information and calculations necessary for determining compliance with the financial covenant contained in Section 6.13 hereof as of the last day of such fiscal quarter.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or the Chief Financial Officer, as the case may be, and disclosed therein).

         Section 6.11. Payment of Indebtedness. Borrower shall pay, discharge or otherwise satisfy at or before maturity all of its material indebtedness (other than trade debt and accounts payable), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided in the financial statements of Borrower.

         Section 6.12. Capital Expenditures. Borrower shall not make or commit to make any Capital Expenditures, except for Capital Expenditures of Borrower and its subsidiaries in the ordinary course of business not exceeding $5,000,000 in any calendar year plus the aggregate amount of net proceeds for any debt or equity offering plus, if in any calendar year Borrower or a Subsidiary of Borrower acquires another Person (or business division of another Person) (a "Target"), 110% of the aggregate amount of capital expenditures made by such Target in the rolling 12 months immediately preceding such acquisition. For purposes of this Section 6.12, "Capital Expenditures" shall mean expenditures that are or should be capitalized in accordance with GAAP.

         Section 6.13. Limitation on Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur any Indebtedness, other than:

         (a)      Indebtedness represented by the Note;

         (b) Indebtedness of Borrower to any wholly-owned Subsidiary, and of any Subsidiary to Borrower or any other wholly-owned Subsidiary;

         (c) Indebtedness outstanding on the date of this Agreement and described in reasonable detail on Schedule 6.13(c) and any refinancing or replacement thereof in whole or in part in an aggregate amount not to exceed the original amount of such Indebtedness;

         (d) Indebtedness of a Subsidiary at the time such Person became a Subsidiary of Borrower, provided that such Indebtedness was not created or incurred in contemplation of such transaction;

         (e) secured or unsecured purchase money Indebtedness (including capital leases) incurred by Borrower or any Subsidiary to finance the acquisition of assets used in the business if (i) no Event of Default then exists, (ii) such Indebtedness does not exceed the purchase price of the assets so acquired, (iii) any lien or security interest securing such Indebtedness attaches only to the assets so acquired and secures only such purchase money Indebtedness, and (iv) the acquisition of such assets is permitted under Section 6.12; and

         (f)      Senior Indebtedness.

For purposes of this Agreement, "Senior Indebtedness" means Indebtedness for at least $2.5 million by Borrower and/or its Subsidiaries.

         Section 6.14. Limitation on Restricted Payments. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly (i) declare or pay any dividend or make any distribution on or in respect of its capital stock (including any payment in connection with any merger or consolidation involving Borrower or any Subsidiary), except dividends or distributions payable solely in its capital stock or payable solely to

Borrower, (ii) purchase, redeem, retire or otherwise acquire for value any capital stock of Borrower or any Subsidiary held by Persons other than Borrower or another wholly-owned Subsidiary, (iii) pay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness or other obligations of Borrower or any of its Subsidiaries, provided, however, that Indebtedness may be prepaid in connection with a refinancing of such Indebtedness so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced, provided, further, that the payment of revolving loans during the term of the Senior Indebtedness facility shall be permitted, or (iv) make any Investment in any Person who is known to Borrower to be the holder or beneficial owner of more than 10% of the then-outstanding Common Stock (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment").

         Section 6.15. Reservation of Common Stock. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares as required to provide for the exercise of the conversion rights provided for in this Agreement.

                        ARTICLE VII - COVENANTS OF LENDER

         For so long as this Agreement is in effect, Lender, at the request of Borrower, in connection with Borrower's incurrence of any Senior Indebtedness, will enter into an agreement in form and substance reasonably satisfactory to the initial lender or holder of such Senior Indebtedness (such Person, the "Senior Lender") whereby Lender's rights to the payment of any or all Loan Obligations will be subordinated to the rights of the Senior Lender to payment of such Senior Indebtedness and any other monies due or to become due under the terms of such Senior Indebtedness, provided, however, that (1) no such agreement (a "Subordination Agreement") may restrict in any respect Lender's conversion rights under Section 2.07 hereof and (2) in the event that Borrower is prohibited from paying any amount due hereunder or Lender is prohibited from exercising any right under Article VIII hereof pursuant to the Subordination Agreement, Lender upon notice to Borrower may require that Borrower prepay interest under the Loan in Common Stock at the times and otherwise in accordance with Section 2.04(c) hereof.

                             ARTICLE VIII - DEFAULT

         Section 8.01. Events of Default. Each of the following shall constitute an Event of Default:

         (a) Default in Payment. Borrower shall fail to pay the principal of, or interest on, the Loan, or any other amount due under the Loan Documents, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise).

         (b) Misrepresentations. Any written statement, representation or warranty made by Borrower under or pursuant to any Loan Document shall prove to have been incorrect or misleading in any material respect when made.

         (c) Default in Performance. Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the date upon which Borrower has received written notice of such failure from Lender.

         (d) Debt Cross-Default. Borrower shall fail to pay when due and payable the principal of, or interest on, any Indebtedness having an aggregate outstanding principal amount of $1,000,000 or more (other than any such failure with respect to any Senior Indebtedness).

         (e) Debt Acceleration. The maturity of any Indebtedness (including any Senior Indebtedness) shall have (i) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (ii) been required to be prepaid or repurchased prior to the stated maturity thereof.

         (f) Voluntary Bankruptcy Proceeding. Borrower shall: (i) commence a voluntary case under federal bankruptcy laws (as now or hereafter in effect);
(ii) file a petition seeking to take advantage of, or commence any proceeding or other action under, any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or similar action for the purpose of effecting any of the foregoing.

         (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, in any court of competent jurisdiction seeking: (i) relief under federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower, or of all or any substantial part of its assets, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting any remedy or other relief requested in such case or proceeding against Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         Section 8.02. Remedies. Subject to the terms of any applicable Subordination Agreement, upon the occurrence of an Event of Default, Lender may exercise any or all of the following rights and remedies:

         (a) Acceleration. If any Event of Default shall have occurred and be continuing, Lender may: (i) declare the principal of, and accrued but unpaid interest on, the Loan at the time outstanding to be forthwith immediately due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in any Loan Document to the contrary notwithstanding and (ii) terminate this Agreement; provided, however, that if the Event of Default set forth in Section 8.01(e) or 8.01(f) hereof shall have occurred, all of the principal of, and accrued but unpaid interest on, the Loan shall become automatically due and payable.

         (b) Other Remedies. Lender may exercise any and all of its rights under any and all of the other Loan Documents and under any Applicable Law.

         Section 8.03. Rights Cumulative. The rights and remedies of Lender under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies Lender may be selective and no failure or delay by Lender in exercising any right shall operate as a waiver of such right, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                           ARTICLE IX - MISCELLANEOUS

         Section 9.01. Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to Borrower:

                  HeadHunter.NET, Inc.
                  333 Research Court
                  Suite 200
                  Norcross, Georgia 30092
                  Attention: Chief Executive Officer
                  Telecopy Number:  (770) 349-2401
                  Telephone Number: (770) 349-2400

         If to Lender:

                  Omnicom Finance, Inc.
                  437 Madison Avenue
                  New York, New York 10022
                  Attention:  Chief Executive Officer
                  Telecopy Number:  (212) 817-6557
                  Telephone Number: (212) 415-3000
         with a copy to:

                  Omnicom Group Inc.
                  437 Madison Avenue
                  New York, New York 10022
                  Attention:  Robert A. Profusek
                  Telecopy Number:  (212) 817-6988
                  Telephone Number: (212) 415-3737

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.

         Section 9.02.  Indemnity; Expenses.

         (a) In consideration of the execution and delivery of this Agreement by Lender, Borrower hereby indemnifies, exonerates and holds Lender and its affiliates and each of their respective officers, directors, employees and agents (each an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, enforcement, performance and administration of this Agreement or any other Loan Document, except for Indemnified Liabilities arising for the account of a particular Indemnitee by reason of the relevant Indemnitee's gross negligence or willful misconduct.

         (b) Without limiting the foregoing, Borrower agrees to pay or reimburse Lender for (i) up to $15,000 of the fees and disbursements (calculated at normal hourly rates) of counsel to Lender ("Legal Costs") incurred on or after February 20, 2001 in connection with the negotiation, execution and delivery of this Agreement, (ii) Lender's Legal Costs incurred in connection with any Subordination Agreement or any amendment, modification or other change to any Loan Document, and (iii) all costs and expenses (including without limitation Legal Costs) incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including without limitation Legal Costs.

         (c) The agreements in this Section 9.02 shall survive the payment in full of the Loan and the termination of this Agreement and the other Loan Documents for a period of one year after the termination of this Agreement and the other Loan Documents.

         Section 9.03.  Litigation.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN BORROWER AND LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDER AND BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN BORROWER AND LENDER OF ANY KIND OR NATURE.

         (b) EACH OF BORROWER AND LENDER HEREBY AGREES THAT ONLY THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN NEW YORK COUNTY, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN, THE NOTE OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. BORROWER AND LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. BORROWER AND LENDER EACH HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR LENDER, AS APPLICABLE, AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. SHOULD BORROWER OR LENDER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, SUCH PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

         (c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LENDER OR THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         (e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

         Section 9.04. Amendments. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Lender (and, in the case of an amendment to any Loan Document, the written consent of Borrower).

         Section 9.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         Section 9.06. Termination; Survival of Provisions. Except as otherwise set forth herein, this Agreement shall terminate on the date Borrower shall have paid Lender all Loan Obligations.

         Section 9.07. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

         Section 9.08. Entire Agreement. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements (including the Prior Agreement), representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

         Section 9.09. Construction. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

         Section 9.10. Benefits; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the other party.

                            [Signature on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.


                                            HEADHUNTER.NET, INC.


                                            By: /s/ Craig Stamm
                                               ---------------------------------
                                                    Chief Financial Officer


                                            OMNICOM FINANCE, INC.


                                            By: /s/ Dennis E. Hewitt
                                               ---------------------------------
                                                    Treasurer

                                                                SCHEDULE 6.13(C)

                                  INDEBTEDNESS

None.

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 27, 2001, among HEADHUNTER.NET, INC., a Georgia corporation (the "Company"), BERNARD HODES GROUP INC. ("BHA"), a Delaware corporation and wholly owned subsidiary of Omnicom Group Inc. ("Omnicom"), OMNICOM FINANCE, INC., a Delaware corporation and wholly owned subsidiary of Omnicom ("OFI"), and ITC HOLDING COMPANY, INC., a Delaware corporation ("ITC") (each of BHA, OFI and ITC may be referred to as an "Investor" and collectively as the "Investors").

                                  R E C I T A L

         WHEREAS, the Company and the Investors entered into a Registration Rights Agreement, dated as of July 19, 2000 (the "Prior Agreement"), and desire at this time to amend and restate the Prior Agreement in its entirety as herein provided.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

         1.       DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below:

         Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

         Effective Date: shall mean July 19, 2000;

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

         Holder: shall mean any holder of Registrable Securities, including the Investors;

         Initiating Holder: shall mean (1) any Investor who holds any then outstanding Registrable Securities or (2) any Holder or Holders who in the aggregate are Holders of more than 5% of the then outstanding Registrable Securities;

         Person: shall mean an individual, partnership, joint stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

         register, registered and registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

         Registrable Securities: shall mean (A) the shares of Company Common Stock (1) issued to BHA under the Agreement and Plan of Merger, dated as of April 15, 2000, by and among the Company and the additional parties thereto (as amended, the "Acquisition Agreement"), and any transferee thereof, (2) held by ITC at the Effective Date, (3) issuable to ITC (or a wholly owned subsidiary of ITC) upon exercise of any option or warrant beneficially owned by ITC (or one of its wholly owned subsidiaries) to purchase shares of Company Common Stock, and
(4) issued to OFI or any of its affiliates (collectively with BHA and its affiliates, the "Omnicom Group") pursuant to the Amended and Restated Credit Agreement, dated the date hereof, between the Company and OFI (the "Credit Agreement"), and any transferee thereof, and (B) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange or conversion for or in replacement of, the shares of Company Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), (iii) such securities as are acquired by the Company or any of its subsidiaries or
(iv) the shares of common stock issued to BHA under the Acquisition Agreement which are registered for resale by BHA under the BHA Resale Registration Statement (as defined in Section 3(c)) and which are actually sold under such BHA Resale Registration Statement;

         Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 3(a), (b), (c) and (d) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding Selling Expenses);

         Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

         Securities Act: shall mean the Securities Act of 1933, as amended; and

         Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

         2.       RESTRICTIONS ON TRANSFER

                  (a) Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Section 3 hereof including transfers pursuant to the BHA Resale Registration Statement), the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Registrable Securities in accordance with the terms of its notice.

                  (b) Notwithstanding anything in this Agreement to the contrary, in connection with any underwritten public offering of securities by the Company which closes within one year of the Effective Date, the Holders hereby agree, if and to the extent agreed to by the Investors and the executive officers of the Company, not to sell or otherwise dispose of any Company Common Stock for a period equal to the lesser of (i) 90 days following completion of such public offering, or (ii) the period agreed to by other shareholders who execute lock-up agreements in connection with such offering. If requested by an underwriter in connection with an underwritten public offering of securities by the Company pursuant to the immediately preceding sentence, each Holder will execute and deliver promptly a lock-up agreement which reflects the agreements of each Holder contained in this Section 2(b) and such other terms and conditions as are usual and customary for lock-up agreements in underwritten public offerings.

                  (c) Notwithstanding anything in this Agreement to the contrary, nothing herein will be deemed to confer any rights upon any Person who purchases Company Common Stock pursuant to the BHA Resale Registration Statement (a "Resale Transferee"), nor will anything herein be deemed to restrict any subsequent transfers of such Company Common Stock by such Resale Transferees.

         3.       REGISTRATION RIGHTS

                  (a)      Requested Registration.

                           (i)      Request for Registration. If the Company
shall receive from an Initiating Holder, at any time on or after the first anniversary of the Effective Date, a written request that the Company effect any registration with respect to (1) all of such Investor's Registrable Securities or (2) at least such number of Registrable Securities as would yield (based on then current market prices) an aggregate offering price of at least $5 million, the Company will, unless all of the Registrable Securities being requested to be registered under (1) or (2) above are eligible for resale in accordance with Rule 144 within a three-month period:

                           (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                           (B) as soon as practicable (and in any event, within 45 days of any valid request), use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten business days after written notice from the Company is given under Section 3(a)(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(a):

                                    (w)      Solely with respect to underwritten
                  registrations requested pursuant to this Agreement, if the Company shall have previously effected an underwritten registration with respect to Registrable Securities pursuant to Section 3(b) hereof, the Company shall not be required to effect any underwritten registration pursuant to this Section 3(a) until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration; provided that if, in the most recent such previous registration, participation pursuant to Section 3(b) hereof shall not have been to the extent requested pursuant to
                  Section 3(b) hereof, then the Company shall not be required to effect any underwritten registration pursuant to this Section 3(a) until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration;

                                    (x)      If, upon receipt of a registration
                  request pursuant to this Section 3(a), the Company is advised in writing (with a copy to each Initiating Holder) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any then pending public offering of securities of the Company by the Company (other than in connection with benefit and similar plans) (collectively, a "Company Offering") with respect to which the Company has filed a registration statement prior to the receipt of a registration request pursuant to this Section 3(a), the Company shall not be required to effect a registration pursuant to this Section 3(a) until the earlier of (i) 30 days after the completion of such Company Offering, (ii) promptly after any abandonment of such Company Offering or (iii) 60 days after the date of receipt of a registration request pursuant to this Section 3(a); provided, however, that the periods during which the Company shall not be required to effect a registration pursuant to this Section 3(a) together with any periods of suspension under Section 3(i) hereof may not exceed 90 days in the aggregate during any period of 12 consecutive months;

                                    (y)      In any particular jurisdiction in
                  which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                    (z)      Subject to Section 3(c), after the
                  Company has effected five (5) such registrations pursuant to this Section 3(a) for each Investor and two (2) such registrations for Holders other than the Investors and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided, that Holders shall not have the right to request an underwritten registration pursuant to this Section 3(a) more than one time in any six-month period.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3(a)(ii) below, include other Securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their Securities in any such registration ("Other Stockholders"); provided, however, that the registration rights granted in the future to other shareholders will in all events be subordinate to the rights hereunder and the Company will not grant any such rights unless proper provision has been made in respect thereof.

                           (ii)     Underwriting. If the Initiating Holders
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a). If Other Stockholders request inclusion in any such registration, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 3(f) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(e) hereof, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders. The Company shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Section 3(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, still further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request; provided, that there shall be no reduction in the number of shares included in the registration by any Holder until all shares of Other Stockholders have been excluded from such registration; provided further, however, that in the event that the number of shares included in the registration by the Holder is reduced by greater than one-third of the number of shares requested to be included by such Holder, then such registration shall not count against such Investor as a requested registration pursuant to Section 3(a)(i)(B)(z). No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  (b)      Company Registration.

                           (i)      If the Company shall determine to register
any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                           (A) promptly give to each of the Holders a written notice thereof; and

                           (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) business days after the giving of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b)(ii) below. Such written request shall specify the amount of Registrable Securities intended to be disposed of by a Holder and may specify all or a part of the Holders' Registrable Securities.

Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein), without prejudice, however, to the rights (if any) of Holders immediately to request that such registration be effected as a registration under Section 3(a) hereof.

                           (ii)     Underwriting. If the registration of which
the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(b)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 3(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by the Company or such Other Stockholders, as the case may be. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 3(f) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(d), and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders whose shares are to be included in such registration. Notwithstanding any other provision of this Section 3(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders (other than Other Stockholders exercising the contractual right initiating such registration ("Other Demanding Holders") or to cause their securities to be included in such registration ("Other Rights Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and such Other Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) BHA Resale Registration Statement. Notwithstanding any other provision hereof, the Company will, as promptly as practicable after the date hereof, prepare and file with the SEC and use its commercially reasonable best efforts to (i) cause a Post-Effective Amendment No. 1 on Form S-3 to Form S-4 (as amended, and as continued pursuant to the immediately following sentence, the "BHA Resale Registration Statement") to become effective under the Securities Act and to maintain such effectiveness until July 19, 2001 (subject to continuation pursuant to this Section 3(c)), (ii) register in such BHA Resale Registration Statement for resale by BHA all of the Registrable Securities held by it on the date hereof (the "BHA Securities"), (iii) file such amendments to the BHA Resale Registration Statement as are necessary to, as promptly as practicable following BHA's written request, register for resale such BHA Securities for any other member of the Omnicom Group to which BHA transfers such BHA Securities, provided such member of the Omnicom Group cannot dispose of all of such BHA Securities under Rule 144 in the succeeding three-month period, and (iv) if necessary to file such amendments to the BHA Resale Registration Statement to register for resale any shares of Company Common Stock issued to OFI pursuant to the Credit Agreement. Without limiting the foregoing, BHA may, at any time within 30 days prior to the expiration of the BHA Resale Registration Statement (as may be continued pursuant to this Section 3(c)), make a written request (a "BHA Resale Continuation Request") that the Company continue the effectiveness of the BHA Resale Registration Statement. In such event, the Company will use its reasonable best efforts to continue such BHA Resale Registration Statement so as not to permit any interruption in the effectiveness of such registration. Each BHA Resale Continuation Request that has been effected in accordance with this Section 3(c) will be considered a requested registration for BHA for the purposes of Section 3(a).

                  (d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 3 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that if, as a result of the withdrawal of a request for registration by any of the Holders (except if such withdrawal is at the request of the Company), the registration statement does not become effective, the Holders and Other Stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Holders and Other Stockholders may agree), in which case such registration shall not be counted as a registration pursuant to Section 3(a)(i)(B)(z).

                  (e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 3 (including a registration pursuant to a BHA Resale

Continuation Request), the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (i) except as set forth in Section 3(c), keep such registration effective for a period of one hundred eighty (180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (ii) furnish to each Holder, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any such underwriter for a period of at least five business days, and the Company shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (iii) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter from time to time may reasonably request;

                  (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Holders, if requested, and to any underwriter, and make representatives of the Company available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as any Holder or any such underwriter reasonably may request;

                  (v) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration subsequent to the filing of the applicable registration statement and prior to the effectiveness of the applicable registration statement;

                  (vi) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request, (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                  (vii) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                  (viii) subject to Section 3(h) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement
         (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for
         (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ix) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                  (x) if requested by any Initiating Holder or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

                  (xi) furnish to the Holders, addressed to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

                  (xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (xiii) provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

                  (xiv) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded; and

                  (xv) cause senior management reasonably to participate in "roadshow" presentations and other customary marketing efforts.

                  (f)      Indemnification.

                           (i)      The Company will indemnify each of the
Holders, as applicable, each of its affiliates and its and any such affiliates' respective officers, directors, members, partners and other representatives, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case if and to the extent that it is finally judicially determined that any such claim, loss, damage, liability or expense primarily arises out of or is based primarily on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this paragraph shall not apply to the extent that any claims, losses, damages or liabilities (or actions in respect thereof) result from the fact that a current copy of the prospectus was not sent or given to a proposed transferee asserting any such claim, loss, damage, liability or action, at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company provided such prospectus to such Holder in a timely manner prior to such sale and it was the responsibility of the Holder under the Securities Act to provide the prospective transferee with a current copy of the prospectus and such prospectus would have cured the defect giving rise to such claim, loss, damage, liability or action.

                           (ii)     Each of the Holders will, if Registrable
Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case if and to the extent, but only to the extent, that it is finally judicially determined that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document primarily in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein ("Holder Information"); provided, however, that the obligations of each of the Holders hereunder and under clause
(vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein and no Holder will have any liability hereunder except as to Holder Information about itself.

                           (iii)    Each party entitled to indemnification under
this Section 3(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the

Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless and only to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                           (iv)     If the indemnification provided for in this
Section 3(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (v)      Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                           (vi)     The foregoing indemnity agreement of the
Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (g) Information by the Holders. Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

                  (h) Holdback Agreement; Postponement. Notwithstanding the provisions of Sections 3(a), (b) and (c), if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company
(A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Company or (B) for any purpose, to suspend the registration rights set forth herein, the Company may, by notice to the Holders in accordance with Section 6(a), postpone any registration which is requested pursuant to Section 3(a) or 3(c), for such a period of time as the Board of Directors may reasonably determine; provided that (x) such periods of suspension together with any periods of suspension effected pursuant to Section 3(a)(i)(B)(w) hereof may not exceed 90 days in the aggregate during any period of 12 consecutive months and
(y) the Company may not impose such a suspension or a postponement pursuant to
Section 3(a)(i)(B)(w) following the printing and distribution of a preliminary prospectus in any underwritten public offering of Registrable Securities pursuant to Section 3(a)(i) (except such suspension, not to exceed ten days, which results from an event that is not within the reasonable control of the Company); provided, however, that the Company will not be entitled to postpone or suspend the effectiveness of the BHA Resale Registration Statement (as may be continued pursuant to Section 3(c)) unless the Board of Directors determines, in the good faith exercise of its reasonable business judgment, after receiving the advice of counsel to the Company, that such postponement or suspension is required in order to avoid disclosure of information that would otherwise be required by law to be disclosed during the effectiveness of such BHA Resale Registration Statement, the premature disclosure of which would materially and adversely affect the Company.

                  (i)      Assignment. The registration rights set forth in
Section 3 hereof may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder and shall be bound by all obligations and limitations of this Agreement).

         4.       RULE 144 REPORTING

         With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

         (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

         (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         5.       INTERPRETATION OF THIS AGREEMENT

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles of conflict of laws of such State.

                  (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         6.       MISCELLANEOUS

                  (a)      Notices.

                           (i)      All communications under this Agreement
shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                                    (A)      if to the Company, to
HeadHunter.NET, Inc., 333 Research Court, Suite 200, Norcross, Georgia 30092,
(770) 349-2401, Attention: Chief Executive Officer, or at such other address as it may have furnished in writing to the Investors;

                                    (B)      if to the Investors, at the
addresses listed on Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

                           (ii)     Any notice so addressed shall be deemed to
be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (d) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the subject matter hereof, including the Prior Agreement. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the parties.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  (f) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement; provided, however, that upon the request of the Company in connection with the issuance of securities by the Company after the date hereof to raise equity or debt capital or acquire one or more businesses, the parties will cause this Agreement to be amended to permit the purchasers of such securities to have registration rights that are no more favorable in any material respect to such purchasers than the rights of the Investors hereunder, provided, however, that in no event will any party be required to agree to the granting of any such rights that are superior in any material respect to its rights hereunder without the prior written consent of that party (given or withheld in its sole discretion).

                  (g) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Registration Rights Agreement as of the date first set forth above.

                                    HEADHUNTER.NET, INC.


                                    By:
                                       ----------------------------------------
                                               Chief Financial Officer


                                    INVESTORS:


                                    BERNARD HODES GROUP INC.

                                    By:
                                       ----------------------------------------
                                               Executive Vice President


                                    OMNICOM FINANCE, INC.

                                    By:
                                       ----------------------------------------
                                               Treasurer


                                    ITC HOLDING COMPANY, INC.

                                    By:
                                       ----------------------------------------
                                               Senior Vice President

                                                                       EXHIBIT B


                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of February 27, 2001, by and among HEADHUNTER.NET, INC., a Georgia corporation (the "Company"), OMNICOM GROUP INC., a New York corporation ("Omnicom"), BERNARD HODES GROUP INC., a Delaware corporation and wholly owned subsidiary of Omnicom ("BHA"), OMNICOM FINANCE, INC., a Delaware corporation and wholly owned subsidiary of Omnicom ("OFI"), and ITC HOLDING COMPANY, INC., a Delaware corporation ("ITC") (Each of Omnicom, BHA, OFI and ITC may be referred to individually as a "Shareholder" and collectively as "Shareholders").

         WHEREAS, the Company and certain of the Shareholders entered into a Shareholders' Agreement, dated as of July 19, 2000 (the "Prior Agreement"), and desire to amend and restate the Prior Agreement in its entirety as herein provided.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

         1.       Definitions.

                  (a) "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

                  (b) "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 as presently promulgated under the Exchange Act.

                  (c) "BHA Director" shall mean the person named as the BHA Director in Section 3(b) hereof, as may be changed by BHA from time to time in accordance with Section 3.

                  (d) "Company Common Stock" means the Company's common stock, par value $0.01 per share.

                  (e) "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (g) "Finance Securities" means any shares of Company Common Stock issued to OFI or any of its Affiliates pursuant to the Amended and Restated Credit Agreement, dated the date hereof, between OFI and the Company.

                  (h) "Independent Slate" shall mean the three persons named as members of the Independent Slate in Section 3(b) hereof, as may be changed by mutual agreement of ITC and BHA from time to time in accordance with
Section 3(d) hereof.

                  (i) "ITC Slate" shall mean the two persons named as members of the ITC Slate in Section 3(b) hereof, as may be changed by ITC from time to time in accordance with Section 3.

                  (j) "Maximum Voting Percentage" shall mean 30% of the Voting Power of the Company.

                  (k) "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  (l) "Restricted Group" means (i) any Shareholder, (ii) any and all Persons directly or indirectly controlled by any Shareholder, (iii) if such Shareholder is an individual, (a) any member of such Shareholder's family (including any spouse, parent, sibling, child, grandchild or other lineal descendant, including adoptive children), (b) the heirs, executors, personal representatives and administrators of any of the foregoing Persons, (c) any trust established for the benefit of any of the foregoing Persons and (d) any charitable foundations established by any of the foregoing Persons, and (iv) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Shareholder or any Person directly or indirectly controlled by such Shareholder is a member, other than any such group not acting for the purpose of acquiring, holding or beneficially owning Equity Securities.

                  (m) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (n) "Standstill Period" means the period beginning on the date of the Prior Agreement and ending on July 19, 2005.

                  (o) "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events or default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to

Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

                  (p) "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors, including the Finance Securities; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

         2. Standstill Agreement. Each Restricted Group agrees, during the Standstill Period, unless specifically invited in writing by the Board of Directors of the Company, that such Restricted Group will not, either directly or indirectly through a representative or otherwise, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Exchange Act) or consents to vote any Voting Securities of the Company, (b) form, join or in any way participate in a "group" (as defined under the Exchange
Act), (c) except by reason of an Affiliate serving on the Board of Directors of the Company, otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Each Restricted Group also agrees during any such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence); provided, however, that nothing in this Agreement will prohibit a Restricted Group or member thereof from acquiring Finance Securities or making a confidential proposal to the Board of Directors with respect to any of the foregoing provided that the terms thereof are conditioned upon the maintenance of such confidentiality by the Company.

         3.       Voting.

         (a) Until such time as a Restricted Group beneficially owns Outstanding Voting Securities representing less than the lower of (1) 10% of the Voting Power of all Outstanding Voting Securities or (2) 50% of the Voting Power beneficially owned by such Restricted Group upon the consummation of the transactions pursuant to which the Prior Agreement was entered into, at each meeting of shareholders of the Company, each Restricted Group shall vote the Voting Securities held by such Restricted Group (x) with respect to the election of directors, in favor of the BHA Director and the persons named in the ITC Slate and the Independent Slate, (y) on all proposals of any other shareholder of the Company, in accordance with the recommendation of the Board of Directors of the Company, and (z) on all other matters that shall come before the shareholders of the Company for a vote, in its discretion up to the Maximum Voting Percentage and, with respect to (A) any Voting Securities held in excess of the Maximum Voting Percentage and (B) any Voting Securities that are Finance Securities, in proportion to how all other Voting Securities which are not held by such Restricted Group are voted.

         (b) For purposes of this Section 3, until subsequently changed as provided herein, the ITC Slate shall be Kimberley E. Thompson as a Class II director and William H. Scott, III as a Class III director; the BHA Director shall be an individual designated by BHA, who may be any officer or director of BHA or Omnicom or any other person designated by BHA if such person is approved by the Company (such approval no to be unreasonably withheld or delayed) as a Class II director; and the Independent Slate shall be Robert M. Montgomery, Jr. as a Class I director and Burton B. Goldstein, Jr. as a Class I director;

         (c) Each of ITC and BHA may change the ITC Slate and the BHA Director, respectively, by written notice to the Board of Directors of the Company not later than the end of any fiscal year of the Company immediately preceding the next annual meeting of shareholders at which such director to be replaced would otherwise stand for election. ITC may change any member of the Independent Slate by written notice to the Board of Directors of the Company not later than the end of any fiscal year of the Company immediately preceding the next annual meeting of shareholders at which such director to be replaced would otherwise stand for election.

         (d) In the event of any termination, death, disability, removal or resignation of any director or in the event that either ITC elects to change a member of its slate or BHA elects to change the BHA Director and, in either case, causes its designee to resign as a director (a "Former Director"), such vacancy shall be filled as follows: (i) If the Former Director is a member of the ITC Slate or is the BHA Director, then ITC or BHA, as the case may be, shall nominate a person to replace the Former Director (a "Replacement Director") in writing to the Board of Directors; and (ii) if the Former Director is a member of the

Independent Slate, then ITC shall nominate such Replacement Director to the Board of Directors. If the Board of Directors shall fail to appoint any such Replacement Director selected as set forth above to fill the unexpired term of a Former Director, then such vacancy on the Board of Directors of the Company shall remain until the next annual meeting of shareholders at which time such Replacement Director shall be elected to the Board of Directors as a member of the ITC Slate or the Independent Slate or as the BHA Director, as the case may be.

         (e) ITC's right to designate the members of the ITC Slate and the Independent Slate in Sections 3(b) and 3(d) will terminate on the date the Restricted Group that includes ITC beneficially owns Outstanding Voting Securities representing less than the lower of (i) 10% of the Voting Power of all Outstanding Voting Securities or (ii) 50% of the Voting Power beneficially owned by such Restricted Group upon the consummation of the transactions pursuant to which the Prior Agreement was entered into. BHA's right to designate the BHA Director in Sections 3(b) and 3(d) will terminate on the date that Restricted Group that includes BHA beneficially owns Outstanding Voting Securities representing less than the lower of (i) 10% of the Voting Power of all Outstanding Voting Securities or (ii) 50% of the Voting Power beneficially owned by such Restricted Group on the date of the Prior Agreement.

         4.       Miscellaneous.

         (a)      Notices.

                  (i) All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail, postage prepaid to the parties as follows:

                           (A)      if to the Company, to HeadHunter.NET, Inc.,
333 Research Court, Suite 200, Atlanta, Georgia 30092, (770) 349-2401,
Attention: Chief Executive Officer, or at such other address as it may have furnished in writing to the parties;

                           (B)      if to the Shareholders, at the addresses
listed on Schedule I hereto, or at such other addresses as may have been furnished the Company in writing.

                  (ii) Any notice shall be deemed to have been delivered as of the date so delivered.

         (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the parties by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Section 3(a)(z) shall be binding on any transferee of Finance Securities held by a member of a Restricted Group for so long as the Restricted Group of which it is a member is subject to Section 3(a). Except for open-market transactions with a Person who is not a member of the transferor's Restricted Group effected through one or more brokers in the primary securities markets on which the Company Common Stock is then traded, no transfer of Finance Securities by a member of the Restricted Group shall be effective until the transferee shall have entered into an agreement in the form of Exhibit A agreeing to be so bound.

         (d) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the subject matter hereof, including the Prior Agreement. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the parties.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         (f) Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders' Agreement as of the date first set forth above.

                                  HEADHUNTER.NET, INC.


                                  By:
                                     -----------------------------------------
                                           Chief Financial Officer


                                  OMNICOM GROUP INC.


                                  By:
                                     -----------------------------------------
                                           Executive Vice President


                                  BERNARD HODES GROUP INC.


                                  By:
                                     -----------------------------------------
                                           Executive Vice President


                                  ITC HOLDING COMPANY, INC.


                                  By:
                                     -----------------------------------------
                                           Senior Vice President


                                  OMNICOM FINANCE, INC.


                                  By:
                                     -----------------------------------------
                                           Treasurer

                                                                       EXHIBIT A


                                    AGREEMENT

The undersigned, being a transferee of _______ shares of common stock of HeadHunter.NET, Inc., hereby agrees to be bound by the provisions of Section 3(a)(z) of the Amended and Restated Shareholders Agreement, dated February 27, 2001, as if the undersigned were an original "Shareholder" under that Agreement. Executed this ____ day of ________, 200__.


                                           [TRANSFEREE NAME]


                                           By:
                                               ---------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                    ----------------------------

                                                                       EXHIBIT C

                              HEADHUNTER.NET, INC.
                          333 RESEARCH COURT, SUITE 200
                             NORCROSS, GEORGIA 30092

                                February 27, 2001



American Stock Transfer & Trust Company
40 Wall Street
46th Floor
New York, New York 10005

Attention: Jennifer Donovan

         Re: Amendment No. 1 to Shareholder Protection Rights Agreement

Ladies and Gentlemen:

                  Pursuant to Section 5.4 of the Shareholder Protection Rights Agreement dated as of April 15, 2000 (the "Rights Agreement"), between HeadHunter.NET, Inc. (the "Company") and American Stock Transfer & Trust Company, as rights agent, the Company, by resolution adopted by its Directors, hereby amends the Rights Agreement as follows:

                  1. The definition of "Acquiring Person" in Section 1.1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  ""Acquiring Person" shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include any Person (i) who (x) is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on the date of this Agreement, or (y) shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, or (z) shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on or after the date of this Agreement pursuant to the Agreement and Plan of Merger, dated April 15, 2000, by and among the Company, Resume Acquisition Corporation, Omnicom Group Inc. ("OMC"), Bernard Hodes Group Inc. ("BHG"), Career Mosaic Inc. and ITC Holding Company, Inc. or transferee ("ITC"), or pursuant to a transfer of such Common Stock to a direct or indirect wholly owned Subsidiary of one or more such persons, until such time hereafter or thereafter as such Person or transferee shall become the Beneficial Owner (other than by means of a stock dividend, stock split or other similar event) of any additional shares of Common Stock, except for additional shares of

American Stock Transfer & Trust Company
February 27, 2001
Page 2


                  Common Stock obtained upon the exercise of options granted to directors of the Company and except for additional shares of Common Stock obtained by OMC or any member of the OMC Group (as defined below) pursuant to the Amended and Restated Credit Agreement, dated February 27, 2001, between the Company and Omnicom Finance, Inc. (the "OFI Credit Agreement"), (ii) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, or
                  (iii) Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-In Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. In addition, the Company, any wholly owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company shall not be an Acquiring Person. Notwithstanding any other provision hereof, in no event will ITC or OMC (OMC and ITC, together with their successors or assigns (but only such successors or assigns which control, are controlled by or are under common control with OMC or ITC, as the case may be), an "Authorized Holder"), individually or together with any other Person in which Authorized Holder has, directly or indirectly, an ownership interest (such other Persons, "Related Companies"), or any Affiliate, Associate, director, officer, employee, partner, member or other related Person of Authorized Holder or a Related Company (collectively, a "Related Person" and, together with Authorized Holder and Related Companies, "OMC Group" or "ITC Group", as the case may
                  be), be deemed to be an "Acquiring Person" for purposes hereof, nor shall a Flip-In Date, a Separation Time, a Stock Acquisition Date or any other event hereunder occur as a result of either OMC Group's or ITC Group's Beneficial Ownership of Common Stock (any such event, an "OMC Triggering Event" or an "ITC Triggering Event",

American Stock Transfer & Trust Company
February 27, 2001
Page 3



                  as the case may be) unless and until OMC or ITC shall have received written notice from the Company that the Company's Board of Directors has determined in good faith that the OMC Group or the ITC Group constitutes an Acquiring Person hereunder and, within 30 calendar days after receipt of notice of such determination from the Company, the OMC Group or the ITC Group, as the case may be, shall not have divested itself of Common Stock or taken such other action as the Board of Directors of the Company determines in good faith, after consultation with counsel, is sufficient, so that either an OMC Trigger Event or an ITC Trigger Event is no longer continuing; provided, however, that if either the OMC Group or the ITC Group shall become the Beneficial Owner of 50% or more of the Common Stock, then an ITC Triggering Event or an OMC Triggering Event shall occur in accordance with the terms of this Agreement (disregarding the sentence of which this clause is a part) and the foregoing provisions regarding notice and opportunity to cure shall not apply. For the avoidance of doubt, notwithstanding any other provision hereof, the right to acquire Common Stock under the OFI Credit Agreement will not be deemed to confer "Beneficial Ownership" until that right has actually been exercised."

                  2. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Rights Agreement, but shall remain in full force and effect.

                  3. Capitalized terms used without other definition in this Amendment No. 1 to the Rights Agreement shall be used as defined in the Rights Agreement.

                  4. This Amendment No. 1 to the Rights Agreement shall be deemed to be a contract made under the internal substantive laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with laws of such State applicable to contracts to be made and performed entirely within such State.

                  5. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  6. This Amendment No. 1 to the Rights Agreement shall be effective as of the date hereof, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

American Stock Transfer & Trust Company
February 27, 2001
Page 4



                  7. Exhibit A to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1 to the Rights Agreement.


                                           Very truly yours,

                                           HEADHUNTER.NET, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



Accepted and agreed to as of the effective time specified above:

AMERICAN STOCK TRANSFER & TRUST
COMPANY


By:
   -------------------------------
   Name:
   Title: